Exhibit 10.4
BILL OF SALE. ASSIGNMENT AND INDEMNIFICATION AGREEMENT

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS	§
This BILL OF SALE, ASSIGNMENT AND INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into to be effective the 5th day of June, 2009, by and between REGENT ENTERTAINMENT MEDIA INC., a Delaware Corporation (“Assignor”), whose address is 10990 Wilshire Blvd, Penthouse Floor, Los Angeles, California 90024, and STEPHEN P. JARCHOW, an individual, and PAUL COLICHMAN, an individual (hereinafter collectively referred to as the “Assignee”), whose respective addresses are 8411 Preston Road, Suite 740, Dallas, Texas 75225 and 10990 Wilshire Blvd, Penthouse Floor, Los Angeles, CA 90024.
For the sum of One Million Four Hundred Forty Thousand Dollars ($1,440,000.00) from STEPHEN P. JARCHOW and the sum of Nine Hundred Sixty Thousand Dollars ($960,000.00) from PAUL COLICHMAN, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Assignor hereby sells, transfers, assigns and conveys to Assignee all right, title and interest of Assignor in and to those certain accounts receivable derived from the “insertion orders” related thereto which are itemized and described in Exhibit “A” attached hereto and made a part hereof (the “Assigned Accounts”).
TO HAVE AND TO HOLD the Assigned Accounts unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself and its successors and assigns, to WARRANT and FOREVER DEFEND , all and singular, title to the Assigned Accounts unto the Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any party thereof. Said assignment is made with full right of recourse by Assignor against Assignee.
2. Assignor covenants, warrants and represents that: (a) Exhibit “A” sets forth as of the date hereof all of the Assigned Accounts which are being assigned to Assignee; (b) that Assignor is the owner of all of the Assigned Accounts; (c) the amounts stated in Exhibit “A” are the amounts due and owing on each of the said Assigned Accounts as of the date of this Agreement; and (d) that no Assigned Account has been prepaid to Assignor or any other party or fund and that the amounts stated in Exhibit “A” are the outstanding amounts still left due and owing to Assignor and which is being assigned to Assignee.
3. Assignor hereby agrees to discharge, in accordance with the terms thereof, any and all of the obligations under the Assigned Accounts both prior to and after the date hereof. Assignor agrees to indemnify, save and hold harmless Assignee from any cost, liability, damage or expense (including attorney’s fees) arising out of or relating to Assignor’s failure to perform any of the obligations arising from the and accruing on or after the date hereof.

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4. Assignor hereby agrees to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts and assurances as Assignee may reasonably require to perfect Assignee’s interest in the Assigned Accounts hereby assigned.
5. Assignor understands and agrees the Assigned Accounts are paid through a lockbox account and US Bank which is controlled by Assignee under account number 153460756502 entitled, “Liberation Productions International Operating Account.” Said Assigned Accounts will continue to be paid in the same manner and Assignee shall be repaid promptly from said account at Assignee’s direction and ratably between the Assignees at the rate of sixty percent (60%) to STEPHEN P. JARCHOW and forty percent (40%) to PAUL COLICHMAN.
6. This Bill of Sale, Assignment and Indemnification Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties have executed this Bill of Sale, Assignment and Indemnification Agreement as of the date first above written.

ASSIGNOR:

REGENT ENTERTAINMENT MEDIA INC., a Delaware corporation

By:	/s/ Paul Colichman

Paul Colichman, President
ASSIGNEE:

/s/ Paul Colichman	/s/ Stephen P. Jarchow

Paul Colichman	Stephen P. Jarchow

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THE STATE OF CALIFORNIA	§
§
COUNTY OF LOS ANGELES	§
On this the 8th day of June, 2009, before me the undersigned notary public in and for the State of California personally appeared PAUL COLICHMAN who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same individually and that by his signature on the instrument the person, and the entity upon behalf of which the person acted, executed the instrument.

Helene Nielsen Beal

Notary Public in and for the State of California
Printed Name of Notary:	Helene Nielsen Beal
My Commission Expires:	Oct. 8, 2009

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
This instrument was acknowledged before me on the 5th day of June, 2009, by STEPHEN P. JARCHOW.

Mary M. Garcia

Notary Public in and for the State of Texas
Printed Name of Notary:	Mary M. Garcia
My Commission Expires:	April 1, 2012

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